UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2014

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

171 Hillpointe Drive, Suite 301

Canonsburg, Pennsylvania 15317

(Address of Principal Executive Offices) (Zip Code)

(724) 746-6720

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Purchase Agreement

On April 16, 2014, Rice Energy Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and Barclays Capital Inc., as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $900.0 million in aggregate principal amount of the Company’s 6.250% senior unsecured notes due 2022 (the “Notes”). The Notes will be sold at par, and will result in net proceeds to the Company of approximately $882.7 million.

The Notes will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereunder. The Initial Purchasers intend to resell the Notes (i) inside the United States to “qualified institutional buyers,” as defined in Rule 144A (“Rule 144A”) under the Securities Act in private sales exempt from registration under the Securities Act in accordance with Rule 144A, and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Relationships

The Initial Purchasers and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and advisory services for the Company and its affiliates for which they received or may in the future receive customary fees and expenses. In particular, affiliates of certain of the Initial Purchasers are lenders under, and an affiliate of Barclays Capital Inc. is the administrative agent of, the Company’s second lien term loan credit facility and will receive payments in connection with the repayment and retirement of such second lien term loan credit facility. Additionally, affiliates of each of the Initial Purchasers are lenders under the Company’s revolving credit facility; certain of the Initial Purchasers or their affiliates were underwriters in connection with the Company’s initial public offering and received customary fees and reimbursement of expenses in connection therewith; and affiliates of certain of the Initial Purchasers are counterparties of the Company’s hedging transactions and may receive customary fees in connection therewith. The Initial Purchasers may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they will receive fees and expenses.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Information.

As previously disclosed, on February 12, 2014, the Company, through its indirect wholly-owned subsidiary Rice Poseidon Midstream LLC, a Delaware limited liability company (“Rice Poseidon”), entered into a purchase and sale agreement (the “Momentum Purchase Agreement”) with M3 Appalachia Gathering LLC, a Delaware limited liability company (“M3”), to acquire (the “Acquisition”) certain gas gathering assets in eastern Washington and Greene Counties, Pennsylvania. On April 17, 2014, the Company completed the Acquisition for aggregate consideration of approximately $110.0 million in cash (the “Purchase Price”), which is subject to customary post-closing adjustments. The effective date for the Acquisition is March 1, 2014. The Company funded the Purchase Price of the Acquisition through cash on hand.

The foregoing description of the Momentum Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Momentum Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 14, 2014 and incorporated herein by reference.

In addition, on April 16, 2014, the Company issued a press release announcing the pricing of its private placement of the Notes. The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference into this Item 8.01.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, among M3 Appalachia Gathering, LLC, as seller, Rice Poseidon Midstream LLC, as buyer, and M3 Midstream LLC, dated as of February 12, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 14, 2014 (File No. 001-36273)).

10.1	Purchase Agreement dated as of April 16, 2014 among the Company, the Guarantors and Barclays Capital Inc., as representative of the several initial purchasers.

99.1	Press Release dated April 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director, Chief Executive Officer

Dated: April 21, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, among M3 Appalachia Gathering, LLC, as seller, Rice Poseidon Midstream LLC, as buyer, and M3 Midstream LLC, dated as of February 12, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed February 14, 2014 (File No. 001-36273)).

10.1	Purchase Agreement dated as of April 16, 2014 among the Company, the Guarantors and Barclays Capital Inc., as representative of the several initial purchasers.

99.1	Press Release dated April 16, 2014.

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